Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of Gaylord Entertainment Company:

(1) Registration Statement (Form S-3 No. 333-159052);

(2) Registration Statement (Form S-8 No. 333-136494) pertaining to the Gaylord Entertainment Company 2006 Omnibus Incentive Plan;

(3) Registration Statement (Form S-8 No. 333-37051) pertaining to the Amended and Restated Gaylord Entertainment Company 401(K) Savings Plan;

(4) Registration Statement (Form S-8 No. 333-37053) pertaining to the Gaylord Entertainment Company 1997 Stock Option and Incentive Plan;

(5) Registration Statement (Form S-8 No. 333-79323) pertaining to the Gaylord Entertainment Company Employee Stock Purchase Plan;

(6) Registration Statement (Form S-8 No. 333-31254) pertaining to the Amended and Restated Gaylord Entertainment Company 1997 Stock Option and Incentive Plan;

(7) Registration Statement (Form S-8 No. 333-40676) pertaining to the Gaylord Entertainment Company 1997 Omnibus Stock Option and Incentive Plan;

(8) Registration Statement (Form S-8 No. 333-110636) pertaining to the ResortQuest International, Inc. Amended and Restated 1998 Long-Term Incentive Plan; and

(9) Registration Statement (Form S-8 No. 333-118011) pertaining to the ResortQuest Savings & Retirement Plan;

of our reports dated February 24, 2012 with respect to the consolidated financial statements and financial statement schedules of Gaylord Entertainment Company and the effectiveness of internal control over financial reporting of Gaylord Entertainment Company, included in this Annual Report (Form 10-K) for the year ended December 31, 2011.

/s/ Ernst & Young LLP

Nashville, Tennessee

February 24, 2012